Exhibit 99.1

General Steel Announces Change in Management Team

BEIJING – February 4, 2016 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), announced today that the Company’s board of directors (the “Board”) has dismissed the Company’s current Chief Executive Officer, Ms. Yunshan Li, effective immediately. Mr. Henry Yu, Chairman of General Steel, has been appointed as interim Chief Executive Officer pending the appointment of a permanent successor.

About General Steel Holdings, Inc.

General Steel Holdings, Inc. is headquartered in Beijing, China, and trades iron ore and steel products. To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to investor.relations@gshi-steel.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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